EXHIBIT 10.7




                   AMENDED AND RESTATED MANAGEMENT AGREEMENT


          AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Agreement"), dated as of December 22, 2004, by and between Harvest Partners, Inc. ("Harvest"), a New York corporation, and Associated Materials Incorporated (the "Company"), a Delaware corporation.


                              W I T N E S S E T H:
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          WHEREAS, the Company is engaged in the building products industry, electrical cable manufacturing industry and activities related to each of the foregoing (the "Business"); and

          WHEREAS, the Company is a wholly-owned subsidiary of Associated Materials Holdings Inc., a Delaware Corporation ("AMHI") and AMHI is a wholly owned subsidiary of AMH Holdings, Inc., a Delaware corporation ("AMH");

          WHEREAS, AMH, Harvest, certain affiliates of Investcorp International, Inc. (the "Purchasers") and the parties named therein as Sellers have entered into a Stock Purchase Agreement, dated as of December 5, 2004, pursuant to which the Purchasers will purchase shares of preferred stock of AMH from the Sellers;

          WHEREAS, it is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement that the parties hereto enter into this Agreement and a Restructuring Agreement, pursuant to which the holders of capital stock of AMH have restructured (the "Restructuring") AMH by creating AMH Holdings II, Inc., a Delaware corporation ("Holdings"), a holding company which shall own all of the issued and outstanding capital stock of AMH;

          WHEREAS, the Company desires that Harvest cause Holdings to designate representatives with financial and/or management expertise to serve on the Board of Directors of the Company, and Harvest desires to cause Holdings to designate such representatives to serve on the Board of Directors of the Company, and that such representatives render counsel, guidance and directorial assistance to the Company and/or its subsidiaries and affiliates while serving on the Board of Directors of the Company (the "Director Services");

          WHEREAS, the Company further desires that Harvest provide the Company and/or its subsidiaries and affiliates with financial advisory and strategic planning services (the "Harvest Services"), including, without limitation, various advisory services, consulting, marketing, management, strategic planning, corporate organization and structure, financial matters in connection with the operation of the Businesses of the Company, expansion of services, acquisitions and business opportunities and review and advise the Company regarding its overall progress, needs and condition;

          WHEREAS, the Company and Harvest entered into a Management Agreement, dated as of April 19, 2002, as amended and restated in its entirety by the Amended and Restated Management Agreement, dated as of March 4, 2004 (as so amended and restated, the "Original Agreement"); and

          WHEREAS, the parties desire to amend and restated the Original Agreement as provided herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, hereto, intending to be legally bound hereby, agree as follows:

          1. Effective Date. This Agreement shall be effective as of the date first above written (the "Effective Date").

          2. Services. Harvest shall cause certain of its employees, directors or designees (the "Harvest Directors") with financial and/or management expertise to serve on the Board of Directors of the Company. Harvest shall cause the Harvest Directors to provide the Director Services and shall devote such time and attention as is reasonably necessary to provide the Director Services. Harvest shall also provide the Harvest Services to the Company from time to time as requested by the Company. The Harvest Services may be rendered both through the Harvest Directors and directly by Harvest.

          3. Compensation. (a) Subject to Sections 3(e) and 4 below, as full payment for the Director Services and the Harvest Services to be rendered by the Harvest Directors and Harvest hereunder, the Company shall pay to Harvest a fee (the "Harvest Fee") equal to the sum of $750,000 (to be adjusted annually in accordance with the U.S. Consumer Price Index) for each year (such years to begin on each April 1 and ending on each March 31; provided however that the initial year shall commence on the Effective Date). Except as otherwise provided in Section 3(c) below, the Harvest Fee shall be payable in equal quarterly installments during each year of this Agreement, in advance, on the first day of each quarterly period commencing on the Effective Date.

          (b) In addition to the payment of the Harvest Fee provided for in
Section 3(a) above and in Section 3(c) below, the Company agrees to pay to Harvest, in consideration of Harvest's efforts to direct the relevant entity to, and provide advice and strategic planning to the relevant entity in connection with a Transaction, from time to time, a fee (each, a "Transaction Fee") concurrently, with, and as a condition to, the closing of (i) a sale, merger, joint venture formation or other business combination or recapitalization of Holdings, AMH, AMHI, the Company or one or more of its subsidiaries in connection with which direct or indirect control of such entity is assumed by an unaffiliated third party (each, a "Business Combination"), (ii) a sale, lease or conveyance of all or substantially all of Holdings', AMH's, AMHI's or the Company's or one or more of its subsidiaries' assets (an "Asset Sale"), (iii) any offering of Holdings', AMH's, AMHI's or the Company's or one or more of its subsidiaries capital stock or indebtedness (an "Offering") or (iv) any declaration of an extraordinary dividend by Holdings, AMH, AMHI or the Company (an "Extraordinary Dividend" and, together with a Business Combination, an Asset Sale and an Offering, a "Transaction"). The amount of any Transaction Fee shall be equal to (x) 1% of the "Transaction Amount" (as defined below) in connection with a Business Combination, Asset Sale or Extraordinary Dividend, provided, that, in the case of a Business Combination, Asset Sale or Extraordinary Dividend, the gross proceeds from such a Business Combination, Asset Sale or, as the case may be, Extraordinary Dividend generate a cumulative annual eight percent (8%) compound internal rate of return on the initial investment

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in Holdings by holders of capital stock of the Holdings on the Effective Date;
and (y) 2% of the net proceeds to the relevant entity in connection with an Offering. "Transaction Amount," as used herein, shall mean the total consideration (including, without limitation, cash; securities; earnouts (when and if paid); dividends or other distribution to stockholders; evidences of indebtedness; other debt instruments, capital leases and preferred securities or interests remaining on the financial statements, indebtedness, capital leases, preferred securities or interests and debt and other obligations assumed, retired or defeased by the purchaser; and any other property or form of consideration) distributed or directly or indirectly paid, payable or contributed, for the assets and/or existing and newly issued stock and/or other ownership interest in connection with the relevant Transaction; provided, however, that Transaction Amount shall exclude (i) refinanced indebtedness of the Company and (ii) proceeds from Offerings by Holdings to holders of capital stock of Holdings on the Effective Date (other than any such holder that is managed by Harvest). Any securities that form part or all of the Transaction Amount shall be valued at the quoted public market price or, in the absence of a quoted market price, the fair value thereof, as determined in good faith by the Board of Directors of the Company. Any other Transaction Amount that is not represented by cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors of the Company. A Transaction Fee shall in any and all circumstances be payable in cash at the closing of Transaction. In the event of a recapitalization of any person or entity, a Transaction Amount shall also include, without duplication, the value of cash, notes, property and securities distributed to the person's or entity's stockholders or members. The Transaction Fee will be payable so long as a Transaction is consummated or a definitive agreement providing for a Transaction is entered into at any time during the Initial Term or Renewal Term or within the two (2) year period subsequent to the termination hereof. Notwithstanding anything else herein to the contrary, in lieu of payment thereof by the Company, the Company may cause any of its subsidiaries to, or Holdings, AMH or AMHI may, pay any Transaction Fee payable to Harvest in connection with a Transaction; provided, that nothing in this sentence shall affect the absolute right of Harvest to be paid such Transaction Fee and the Company shall in all respects remain liable therefor until such obligation is paid in full. The Company may agree to pay Harvest a fee in connection with any other transaction, including without limitation, an acquisition of capital stock or assets of another person or entity, so long as such fee is approved by a majority of the members of the Board of Directors of the Company other than the Harvest Directors.

          (c) Concurrent with, and as a condition to, the closing of any Business Combination or Asset Sale involving the Company, the Company shall pay to Harvest, in a lump sum payment, an amount equal to the aggregate Harvest Fee which would otherwise be payable by the Company through the completion of the then-remaining Initial Term or Renewal Term, as the case may be. Notwithstanding anything else herein to the contrary, in lieu of payment thereof by the Company, the Company may cause any of its subsidiaries to pay the amount of any Harvest Fee payable to Harvest pursuant to this Section 3(c); provided, that nothing in this sentence shall affect the absolute right of Harvest to be paid such Harvest Fee and the Company shall in all respects remain liable therefor until such obligation is paid in full.

          (d) In addition to the fees to be paid to Harvest under Sections 3(a), 3(b) and 3(c), the Company shall pay to, or on behalf of, Harvest, promptly as billed, all reasonable out-of-pocket expenses incurred by Harvest in connection with the Director Services and the Harvest Services rendered hereunder. Such expenses shall include, among other things, reasonable fees

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and disbursements of counsel, travel expenses, messenger and duplicating services, facsimile expenses and other reasonable and customary expenditures.

          (e) In addition to the fees otherwise payable hereunder, in consideration of the Director Services provided to the Company by any Harvest Director who is not an employee or director of Harvest, the Company shall pay reasonable and customary director's fees to such Harvest Director, in addition to reimbursing the reasonable out-of-pocket expenses (including, but not limited to, travel expenses) of such Harvest Director.

          (f) Notwithstanding the foregoing, if the payment of an amount in respect of the Harvest Fee would result in a breach or event of default pursuant to an instrument of indebtedness to which the Company is a party (the "Indebtedness") such payment shall not be paid to the extent that the payment of such amount would result in such breach or default, but instead shall be accrued on the books of the Company and shall bear interest at 8% per annum and be payable as soon as and to the extent permitted by the terms of the Indebtedness, together with interest thereon as aforesaid. The Company covenants and agrees that it shall not agree to an amendment of the terms of the Indebtedness which would specifically prohibit the payment of the Harvest Fee hereunder or impose any higher financial test ratio or other pre-condition more onerous that any terms of the Indebtedness in effect on the date hereof. The Company covenants and agrees that, in the event that it incurs additional indebtedness, it shall not grant in favor of the holders of such additional indebtedness a covenant or right specifically prohibiting the payment of the Harvest Fee hereunder or imposing any higher financial test ratio or other pre-condition more onerous than is applicable to the Indebtedness.

          4. Stock Options. Harvest and employees of Harvest shall not be eligible for any grant of stock options by Holdings, AMH, AMHI or the Company for the duration of the Initial Term and any Renewal Term.

          5. Term. (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earlier of (i) March 31, 2007 (such period being referred to herein as the "Initial Term"), unless this Agreement is automatically renewed as provided below in this Section 5, (ii) the date on which this Agreement is terminated for cause as provided in Section 7 below and
(iii) the closing of any Business Combination or Asset Sale involving the Company. Notwithstanding the foregoing the term of this Agreement shall automatically and immediately be extended for additional one-year periods (each such period being referred to herein as a "Renewal Term") if written notice of termination of this Agreement has not been given by Harvest to the Company at least three (3) years prior to the end of the Initial Term or, as the case may be, a Renewal Term.

          (b) Notwithstanding anything to the contrary contained herein, the obligations of the Company set forth in Sections 3(b), 3(c), 3(d), 3(e) and 8 of this Agreement shall survive termination of this Agreement.

          6. Right to Engage in Other Activities. The Director Services provided herein are not to be deemed exclusive. Nothing contained herein shall restrict Harvest or any of its shareholders, directors, officers, employees or agents from engaging in any other business or devoting time and attention to the management, investment, involvement or other aspects of any

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other business, including becoming an officer or director thereof, or rendering services of any kind to any other Company, firm, individual or association.

          7. Termination for Cause. This Agreement may be terminated for cause by the party whose conduct is not the cause for such termination if (a) either party materially breaches its obligations as set forth herein (which, in this case of Harvest, should be terminated for willful misconduct or gross negligence), or (b) either party files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or such party files a petition under any chapter of the United States Bankruptcy Code or any other present or future applicable Federal, state or other statute or law regarding bankruptcy, insolvency or other relief for debtors, or any party seeks, or consents to, or acquiesces in the appointment of, any trustee, receiver, conservator or liquidator of itself or of all or any substantial portion of its property.

          8. Indemnification. The Company shall (i) indemnify Harvest, its affiliates, and their respective partners, directors, officers, employees, agents and controlling persons and their respective affiliates, and any Harvest Directors (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, suits, proceedings, demands, judgments, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Director Services or the Harvest Services or any other advice or services contemplated by this Agreement or the engagement of Harvest pursuant to, and the performance by any Indemnified Party of the Director Services or the Harvest Services contemplated by, this Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable attorney's fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability.

          9. Limited Liability. The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company, holders of its securities or its creditors related to or arising out of the engagement of Harvest pursuant to, or the performance by any Indemnified Party of the Director Services or the Harvest Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from Harvest's willful misconduct or gross negligence.

          10. Independent Contractor. The Company acknowledges that Harvest has been retained hereunder solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of Harvest is as an independent contractor and not in any other capacity including as a fiduciary.

          11. Information. The Company agrees to furnish or cause to be furnished to Harvest all necessary or appropriate information for use in its engagement and hereby warrants that any information relating to the Company or a Transaction that is furnished to Harvest by or on behalf of the Company will be true and correct in all material respects and not misleading.

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

          12. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          13. Assignment. Neither Harvest nor the Company may assign this Agreement or any of their respective rights or obligations hereunder, except that either of them may assign or transfer this Agreement to any other person who or which acquires all or substantially all of their respective property, business and assets, provided, however, that, in the case of Harvest, this Agreement may be assigned or transferred, in whole or in part, to any affiliate of Harvest, and thereafter references in this Agreement to "Harvest" shall include such affiliate.

          14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not in any manner or way affect any other provision hereof, and this Agreement shall be construed, if possible, as if amended to conform to legal requirements, failing which it shall be construed as if any such offending provision were omitted.

          15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          16. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

          17. Binding Nature. Subject to the restrictions on assignability contained herein and the rights and obligations of the Indemnified Parties under Sections 7 and 8 above, each and all of the covenants, terms, conditions, provisions and agreements herein contained shall be binding upon, and inure only to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns.

          18. Amendment, etc. The provisions of this Agreement may not be amended, waived, modified or changed except by an instrument in writing signed by all of the parties hereto. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Management Agreement to be executed by their representatives thereunto duly authorized on the date first above written.


                                  HARVEST PARTNERS, INC., a New York
                                    corporation


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                  ASSOCIATED MATERIALS
                                     INCORPORATED, a Delaware corporation


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:




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